                                                                 EXHIBIT 10.17

                       VEHICLE INSPECTION & DIGITAL IMAGE
                       ----------------------------------

                               SERVICE AGREEMENT
                               -----------------


          THIS AGREEMENT is entered into by and between Integrated Warranty Services, Inc. ('Company"), with offices at 19750 S. Vermont Avenue, Suite 225, Torrance, CA 90502, and Auto-By-Tel Marketing Corporation ("ABT"), with offices at 18872 MacArthur Boulevard, 2nd Floor, Irvine, CA 92612.

          WHEREAS, ABT provides an Internet-based marketing program for the retail sale of preowned motor vehicles by motor vehicle dealers who are subscribing customers of ABT (the "Subscribing Dealers"): and

          WHEREAS, ABT wishes to engage the services of Company as an independent contractor to perform inspections and create digital images of motor vehicles in connection with the ABT Program, defined below;

          NOW THEREFORE, in consideration of the mutual promises made and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  DEFINITIONS
    -----------

    1.1 ABT PROGRAM: ABT's Internet-based marketing program for the retail sale of prearranged motor vehicles.

    1.2 ABT SOFTWARE: ABT's proprietary software used to electronically transmit to ABT motor vehicle images and Vehicle Profiles.

    1.3 Competitor OF ABT: A person (hereinafter, "Provider") engaged in marketing, receiving electronic purchase requests for and facilitating the sale of preowned private passenger motor vehicles over the Internet exclusively for and on behalf of the used car departments of new car franchise motor vehicle dealers that:

        1.3.1 own and maintain such vehicles in their dealer inventory;

        1.3.2 enter into a paid subscription for such services with the Provider;

        1.3.3 use computer hardware and proprietary software installed at the dealer location and purchased or leased through the Provider to periodically input and upload to the Provider's server digitized images and a description of such vehicles.

[*] Confidential treatment has been requested with respect to certain portions of this agreement.

          1.4 COVERED DEALERS: All Subscribing Dealers within the United States that participate in the ABT Program at any time during the term of this Agreement

          1.5 DEALER CONTACT: The person designated by a Covered Dealer, and reported to Company by ABT, as the primary point of contact with Company's designated Field Specialist.

          1.6 FIELD SPECIALIST: An employee or independent contractor of Company who is used by Company to perform inspections and create digital images of motor vehicles. Each Field Specialist used by Company to perform inspections and create digital images of motor vehicles hereunder shall have:
(a) a current ASE certification; or (b) at least twenty (20) years of general mechanical and auto body experience.

          1.7 VEHICLE ELIGIBILITY STANDARDS: ABT's minimum standards for a motor vehicle's eligibility for the ABT Program. These standards are as follows: (a) the odometer reading cannot exceed 75,000 miles; (b) there can be no obvious body damage apparent from a visual walk-around inspection; and (c) there can be no body or suspension modifications, such as lowered or raised suspension, aftermarket flarings, roof conversions (other than aftermarket sunroofs), or conversions to four wheel drive.

          1.8 VEHICLE PROFILE: A description of each of the motor vehicles to be inspected and digitally photographed by a Field Specialist, including the motor vehicle's year, make, model, accessories, options, and mileage, all prepared in accordance with the ABT guidelines then in effect for inclusion in the ABT Program.

2.        RIGHTS AND DUTIES OF COMPANY
          ----------------------------

          2.1 Overview of Services:  Company will assign a Field Specialist to
              --------------------
each Covered Dealer. For each of his or her assigned Covered Dealers, the Field Specialist will call the Dealer Contact to establish a mutually convenient time for an initial appointment for the performance of the inspection and digital imaging services described in Section 2.2. In preparation for the appointment, the Field Specialist will instruct the Covered Dealer to prepare a Vehicle Profile for each of the motor vehicles that the Covered Dealer wishes to be included in the ABT Program (the "Subject Vehicle").

              2.1.1 Upon arriving at the Covered Dealer, the Field Specialist will introduce himself or herself to the Dealer Contact, and request the location of the Subject Vehicles. Based on the number of Subject Vehicles, the Field Specialist and the Covered Dealer contact will mutually agree upon the time that they will meet later that day to complete the data entry and transmission process, described in Section 2.3.

              2.1.2 The Field Specialist will establish a schedule with the Dealer Contact for future appointments. The basis for scheduled appointments will be the Covered Dealers preowned motor vehicle turnover rate, which will be periodically monitored by the assigned Field Specialist

[*] Confidential Treatment Requested

          2.2 Inspection & Digital Image Services.  During each scheduled
              -----------------------------------
appointment with a Covered Dealer, the Field Specialist will perform a brief inspection of each Subject Vehicle to help monitor compliance with the Vehicle Eligibility Standards. During the inspection, the Field Specialist will also note any obvious inaccuracies in the Vehicle Profile. The parties acknowledge, however, that the Field Specialist and Company shall not be responsible for the accuracy of the Vehicle Profiles, it being the sole responsibility of the Covered Dealer to ensure such accuracy. If a Subject Vehicle appears to meet the Vehicle Eligibility Standards, the Field Specialist will create one digital image of the Subject Vehicle at the front 3/4 angle of the right side of the vehicle. If the Field Specialist determines that a Subject Vehicle does not meet the Vehicle Eligibility Standards, the Field Specialist will not create the digital Image.

          2.3 Data Entry & Transmission Services. After finishing the
              ----------------------------------
inspection and digital imaging process for all of the Subject Vehicles, the Field Specialist will identify to the Dealer Contract which Subject Vehicles failed to meet the Eligibility Standards, and any obvious inaccuracies in the Vehicle Profiles. The Field Specialist will then download into the ABT Software the digital images of the Subject Vehicles inspected pursuant to
Section 2.2 that appear to meet the Vehicle Eligibility Standards, and link each such Subject Vehicle's digital image with the appropriate Vehicle Profile. The Dealer Contact will be solely responsible for entering into the ABT Software and correcting, where necessary, the Vehicle Profiles. However, if requested by the Dealer Contact, the Field Specialist will assist the Dealer Contact in using the ABT Software on the first two visits to a Covered Dealer to help ensure compliance with the ABT Program requirements.

          2.4 System Set Up.  If requested by ABT or any Dealer, the Field
              -------------
Specialist will unpackage, connect and initially boot-up the hardware supplied to the Dealer by ABT pursuant to Section 3.3, in consideration for the applicable charge set forth in Schedule 1.

          2.5  Exclusive Provision of Services.  During the term of this
               -------------------------------
Agreement, Company will not provide the services described in this Section 2 to any Competitor of ABT.

3.        RIGHTS AND DUTIES OF ABT
          ------------------------

          3.1 Required Information.  ABT shall provide to Company each Covered
              --------------------
Dealer's name, address, telephone number, name of the Dealer Contact, and such other information regarding each Covered Dealer as Company may require in order to perform the services described in this Agreement. As Additional Subscribing Dealers become Covered Dealers, ABT shall promptly send to Company the information required by this Section.

          3.2 Training.  At no charge to Company or its Field Specialists, ABT
              --------
will train each Dealer Contact and Field Specialist in the use of the ABT Software, preparation of Vehicle Profiles, and desired procedures for entering and transmitting data as described in Section 2.3.

          3.3 Hardware & Software.  ABT will ensure that each Covered Dealer
              -------------------
has the ABT Software, any other required software, and all hardware and transmission capabilities necessary to perform the data entry and transmission described in Section 2.3. Except as provided in Section 2.4,

[*] Confidential Treatment Requested
prior to each Field Specialist initial appointment with each Covered Dealer, ABT will ensure that the foregoing components are properly installed, integrated, and configured, and that the system has been tested and is capable of performing the data entry and transmission described in Section 2.3. ABT shall be responsible for the installation of all required software, prior to deliver of the hardware to a Covered Dealer.

          3.4 Payment of Fees.  In consideration for the services rendered by
              ---------------
Company hereunder, ABT shall pay to Company the fees specified in Schedule 1, when and as required by Section 4.2.

          3.5 Exclusive Use of Services.  During the term of this Agreement, ABT
              -------------------------
shall use Company as ABT exclusive provider of all motor vehicle inspection and digital imaging services for all Covered Dealers.

4.        ACCOUNTING & REPORTING
          ----------------------

          4.1  Monthly Accounting Statement.  Within fifteen (15) days
              -----------------------------
following the end of each of Company's fiscal months during the term of this Agreement, Company shall provide to ABT a written statement which shall detail the services provided to ABT for such month, and the associated charges, calculated in accordance with Schedule 1 (the "Monthly Accounting Statement").

          4.2 Payment of Fees.  The amount set forth in the Monthly Accounting
              ---------------
Statement shall be due and payable by ABT within thirty (30) days following ABT's receipt of the Monthly Accounting Statement. On all amounts not paid to Company by ABT when due, interest shall accrue at the lesser of a rate of [*] per month, or the highest rate permitted by law, from the date due, until the date paid to Company, provided that ABT has been given written notice of such overdue amounts and such amounts remain unpaid for ten (10) days after receipt of such notice.

          4.3 Fee Increases.  Company may increase its fees stated in Schedule
              -------------
1 by no more than [*] per year. At least thirty (30) days prior to any such fee increase, Company shall provide to ABT a revised Schedule 1, detailing the new fees.

5.        CONFIDENTIALITY
          ---------------

          5.1 Definition.  "CONFIDENTIAL INFORMATION" shall mean: (a)
              ----------
information regarding a party's financial condition, information systems, business operations, plans or strategies, product information, and marketing and distribution plans, methods, and techniques; (b) information that is marked "confidential," "proprietary" or in like words, or that is summarized in writing as confidential prior to or promptly after disclosure to the other party; (c) any and all related research; (d) any and all designs, ideas, concepts, and technology embodied therein; and (e) the provisions of this Agreement. With respect to Company, "Confidential Information" shall include the fees stated in Schedule 1. With respect to ABT, "Confidential Information" shall include the digital images of motor vehicles and their related Vehicle Profiles.

[*] Confidential Treatment Requested

          5.2 Exceptions.  Information is not considered confidential or
              ----------
proprietary if it: (a) is or becomes generally available to the public other than as a result of disclosure by the recipient, (b) was available to or already known by the recipient on a non-confidential basis prior to its disclosure by the other party; (c) is developed by the recipient independently of any information acquired from the other party; (d) becomes available to the recipient on a non-confidential basis from a third party, provided that the recipient has no reason to know that the third party is or may be bound by a confidentiality agreement with the disclosing party; or (e) is disclosed pursuant to a court order or the requirement of any governmental authority.

          5.3 Standard of Care.  Each party will hold the other party's
              ----------------
Confidential Information in confidence and will safeguard it in at least the same manner as a prudent business person would safeguard his or her own proprietary information and trade secrets. The party receiving Confidential Information will not, and will not permit any of its officers, directors, employees, or agents (collectively, "Agents") to, directly or indirectly, report, publish, distribute, copy, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any third party, and will not use, or permit any of its Agents to use, the Confidential Information, or any portion thereof, for the benefit of itself, its Agents, or any third party or for any purpose, except as expressly authorized in writing by the disclosing party. Disclosure will be limited to those Agents who must examine the Confidential Information in order to perform this Agreement.

          5.4 Injunctive Relief.  If either party or any or its Agents
              -----------------
attempts to use or disclose any of the Confidential Information in contravention of this Agreement, then in addition to other available remedies, the other party shall have the right to injunctive relief entering any such attempt, it being acknowledged that legal remedies are inadequate.

6.        LIMITATIONS
          -----------

          6.1 Limit of Liability.  Company's annual, aggregate liability to
              ------------------
ABT for any damages or losses related to this Agreement, from any cause whatsoever, and regardless of the theory of recovery, including without limitation, tort claims, and ABT's sole and exclusive remedy, will be limited to the total amounts actually paid to Company by ABT hereunder during the twelve (12) month period immediately preceding the date that the cause of action arose.

          6.2 Disclaimer of Warranties.  COMPANY MAKES NO IMPLIED WARRANTIES
              ------------------------
WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.        TERM-TERMINATION
          ----------------

          7.1 Effective Date.  This Agreement shall commence on February 1,
              --------------
1997, and shall continue in effect until terminated as provided in this Article.

[*] Confidential Treatment Requested

          7.2 Termination Without Cause.  At any time, this Agreement may be
              -------------------------
terminated by either party without cause by giving at least ninety (90) days prior written notice to the other party.

          7.3 Termination With Cause.  This Agreement may be terminated
              ----------------------
immediately duties or obligations hereunder if, after receiving written notice of such failure to discharge duties or obligations, such failure is not cured to the reasonable satisfaction of the party sending notice within thirty (30) days of the date of receipt of such notice.

          7.4 Termination (or Failure to Pay.  Company may terminate this
              ------------------------------
Agreement immediately upon written notice should ABT fail to pay any amount due and owing Company, when and as required by this Agreement provided that ABT has been given ten (10) days prior written notice of the amount due and the intent to terminate under this Section.

          7.5 Bankruptcy. Insolvency, etc.  Either party may terminate this
              ----------------------------
Agreement immediately upon receipt of written notice by the other party if: (a) the other party commences a voluntary case or other proceeding under any bankruptcy or insolvency law, or seeks the appointment of a trustee, receiver, liquidator, custodian, or similar official of all or any substantial part of its property; (b) an involuntary case or other preceding under any bankruptcy or insolvency law seeking the appointment of a trustee, receiver, liquidator, custodian, or similar official for all or any substantial part of the other party's property, is commenced against the other party, and the other party consents to any relief requested, or such proceeding is not stayed or discharged within thirty (30) days; or (c) the other party makes a general assignment for the benefit of creditors or fails generally to pay its debts as they become due.

8.        RIGHTS AFTER TERMINATION
          ------------------------

          8.1 Final Monthly Accounting Statement.  A final Monthly Accounting
              ----------------------------------
Statement shall be sent to ABT within thirty (30) days after the end of the last Company fiscal month for which services are performed by Company hereunder. ABT shall pay the amount specified therein when and as required by Section 4.2.

          8.2 Return of Confidential Information.  Upon the effective date of
              ----------------------------------
termination of this Agreement, each party shall cease all use of the other party's Confidential Information, and shall return to the other party all such Confidential information in its possession. Within thirty (30) days after termination of this Agreement for any reason.

9.        DISPUTES
          --------

          9.1 Dispute Resolution Process.  If any dispute arises in connection
              --------------------------
with this Agreement and is not resolved in the normal course of business, the parties will resolve the dispute, not by litigation or other judicial means, but through a Dispute Resolution Process consisting of a progression of the following: (a) direct negotiations between the project managers or other

[*] Confidential Treatment Requested
designated personnel; (b) negotiations at the senior executive level; (c) mediation; and (d) binding arbitration.

          9.2 Initiation of Process.  Either party may initiate the Dispute
              ---------------------
Resolution Process by delivering written notice to the other party. Thereafter, the parties shall mutually develop and agree upon the specific procedures and guidelines which shall govern the Dispute Resolution Procedures. Except as otherwise agreed by the parties, any mediation or arbitration proceedings shall be conducted in accordance with the applicable rules of the American Arbitration Association, as then in effect. The arbitrators shall have no authority to award exemplary or punitive damages.

          9.3 Equitable Relief.  Nothing herein shall prohibit either party from
              ----------------
seeking a temporary restraining order, preliminary injunction or other equitable relief from a court of competent jurisdiction if, in its judgement, such action is necessary to avoid irreparable damage or to preserve the status quo.

10.       MISCELLANEOUS PROVISIONS
          ------------------------

          10.1 Notices.  All notices which are requited to be in writing shall
               -------
be effective when received, and shall be delivered personally, by overnight courier, or by certified U.S. mail, return receipt requested, to the parties at the addresses listed below. Any notice of change of address will be effective only upon receipt.

                If to Company:    President
                                  Integrated Warranty Services, Inc.
                                  19750 S. Vermont Avenue, Suite 225
                                  Torrance, CA 90502

                With a copy to:   General Counsel, Law Department
                                  Progressive Casualty Insurance Company
                                  6300 Wilson Mills Road
                                  Mayfield Village, Ohio 44143

                If to ABT:        President
                                  Auto-By-Tel Marketing Corporation
                                  18872 MacArthur Boulevard, 2nd Floor
                                  Irvine, CA 92612

          10.12 Waiver.  No waiver or modification of this Agreement or of any
                ------
covenant condition, or limitation herein contained shall be valid unless agreed to in a writing that expressly refers to this Agreement and is signed by both parties. No evidence of any waiver or modification shall be offered or received in evidence in any mediation, arbitration, or litigation proceeding between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this Section may not be waived except as herein set forth. The failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions. No waiver or relinquishment of any right or power hereunder, at any one or more times, shall be deemed a waiver or relinquishment of such right or power at any other time or times.

          10.3 Severability.  Any provision of this Agreement determined to be
               ------------
invalid or unenforceable by a court, board, or tribunal of competent jurisdiction (hereinafter referred to as "Court") shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such provisions written in a manner acceptable to such Court or, if such provision is found to be totally unacceptable to such Court in any form, then as if such invalid provisions were omitted altogether.

          10.4 Entire Agreement.  This Agreement embodies the entire
               ----------------
understanding between the parties regarding the subject matter hereof. All prior or contemporaneous correspondence, proposals, offers, conversations, or memoranda relating to the subject matter hereof, are merged in and replaced by this Agreement, and are t any force or effect whatsoever. No change, alteration, or modification hereof may be made except in a writing that expressly refers to this Agreement and is signed by both parties. This Agreement supersedes any previous agreements between the parties relating to the subject matter hereof.

          10.5 Independent Contractor.  Company's relationship under this
               ----------------------
Agreement to ABT is, and shall remain at all times, that of independent contractor. Neither party is responsible for the debts and liabilities of the other. Nothing shall be deemed to create any form of principal-agent relationship, partnership, or joint venture between the parties. Neither party shall have any participation in, by way of management or otherwise, the operations of the other, other than as provided for in this Agreement, and nothing shall be deemed to create or recognize any relationship other than that which is expressly described herein.

          10.6 Binding Effect/Assignability.  This Agreement shall be binding
               ----------------------------
upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by either party without the prior consent in writing of the other party. Each party shall provide to the other party such information relating to any permitted assignments or delegations hereunder, as reasonably requested by the other party.

          10.7 Force Majeure.  Neither party shall be deemed to be in default
               -------------
of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such party. For purposes of this Agreement such acts shall include, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, or other catastrophes, or any other force majeure event beyond the party's reasonable control.

          10.8 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          10.9 Governing Law.  This Agreement is entered into and shall be
               -------------
governed by the laws of the State of California.

          10.10 Captions.  The captions contained in this Agreement are for
                --------
purposes of organization only and do not constitute a part of the Agreement.

          10.11 Survival.  The provisions of Sections 5.0 (Confidentiality), 6.0
                --------
(Limitations), 8.0 (Rights After Termination), and 9.0 (Disputes) shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives, effective as of the lst day of February, 1997.

AUTO-BY-TEL MARKETING           INTEGRATED WARRANTY
CORPORATION                     SERVICES,INC.


By:                             By:
   ---------------------------     --------------------------------

Name:                           Name:
     -------------------------       ------------------------------
Title:                          Title:
      ------------------------        -----------------------------

                                 SCHEDULE 1

                                SERVICE FEES

          This Schedule is attached to and forms a part of the Vehicle Inspection & Digital Image Service Agreement between Integrated Warranty Services, Inc. ("Company") and Auto-By-Tel Marketing Corporation ("ABT"), dated February 1, 1997 (the "Agreement"). Words or phrases that are capitalized, but not defined in this Schedule shall have the meaning ascribed to them in the Agreement.

1. Fees for the services provided by Company under the Agreement shall be each visit to a Covered Dealer by a Field Specialist, based on the number of Subject Vehicles for which services are performed by the Field Specialist during such visit. For each such visit, the applicable fee shall be the greater of [*] or the Service Fee per motor vehicle determined from the following table:

                   Number of Subject Vehicles         Service Fee per Subject
                    Inspected per Covered               Vehicle per Covered
                        Dealer Visit                       Dealer Visit
                           1 - 49                              [*]
                          50 - 74                              [*]
                          75 - 99                              [*]
                         100 or more                           [*]

2.   In addition to the foregoing Service Fees, ABT shall pay to Company

     a.   [*] for each computer system set up by a Field Specialist pursuant to
          Section 2.4; and

     b. [*] per mile for each mile traveled by the Field Specialist per Covered Dealer visit over the first [*] miles.

Effective Date of Schedule:  February 1, 1997.

Accepted and agreed:

AUTO-BY-TEL MARKETING                   INTEGRATED WARRANTY
CORPORATION                             SERVICES,INC.


By:                                     By:
   ---------------------------             --------------------------------
Name:                                   Name:
     -------------------------               ------------------------------
Title:                                  Title:
      ------------------------                -----------------------------

[*] Confidential Treatment Requested